Exhibit 8.1

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 davispolk.com

March 5, 2026

Visa Inc.

P.O. Box 8999

San Francisco, California 94128-8999

Ladies and Gentlemen:

We have acted as special counsel for Visa Inc., a Delaware corporation (the “Company”), in connection with the Company’s offer to exchange any and all shares of Class B-1 common stock for a combination of Class B-3 common stock and Class C common stock and any and all shares of Class B-2 common stock for a combination of Class B-3 common stock and Class C common stock and, where applicable in connection with either exchange, cash in lieu of fractional shares (the “Exchange Offer”). This opinion is being delivered in connection with the Registration Statement of Visa on Form S-4, filed with the Securities and Exchange Commission on March 5, 2026 (the “Registration Statement”). Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.

In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

a.

Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

b.

All factual representations, warranties and statements made or agreed to by the parties to the Registration Statement and other documents relating to the Exchange Offer, are true and accurate as of the date hereof; and

c.

The description of the Exchange Offer in the Registration Statement is accurate, the Exchange Offer will be consummated in accordance with such description, without any waiver or breach of any material provision thereof, and the Exchange Offer will be effective under applicable corporate law.

This opinion is based on current provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), the United States Treasury regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the Internal Revenue Service, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. No opinion is expressed as to any transactions other than the Exchange Offer, or any matter other than those specifically covered by this opinion.

Based upon and subject to the foregoing and subject to the assumptions and limitations set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences,” we are of the opinion that, under current U.S. federal income tax law, the exchange of shares of Class B-1 common stock for shares of Class B-3 common stock and Class C common stock and the exchange of shares of Class B-2 common stock for shares of Class B-3 common stock and Class C common stock should, in each case, be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code and/or as an exchange described under Section 1036 of the Code.

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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